UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 27, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55200 (Commission File Number)	26-1812865 (IRS Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 27, 2015, Moody National REIT I, Inc. (the “Company”), through a wholly owned subsidiary, acquired a hotel property located in Frazer, Pennsylvania, commonly known as the Hampton Inn Philadelphia Great Valley Malvern (the “Great Valley Hotel”), from the current tenant-in-common owners of the Great Valley Hotel for an aggregate purchase price of $11 million, excluding acquisition costs. The Company financed the acquisition of the Great Valley Hotel with proceeds from its public offering and a mortgage loan secured by the Great Valley Hotel in the original principal amount of $8.2 million from Wells Fargo Bank, National Association.

The Great Valley Hotel is a five-story limited service hotel facility built in 1998 and renovated in 2004. The Great Valley Hotel features 125 rooms, including 115 standard guestrooms and 10 suites. The Great Valley Hotel includes 630 square feet of meeting space, a business center, a fitness center, an outdoor pool, and appropriate back-of-the-house facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC

Date: April 2, 2015	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President